Exhibit 99.1

RH ANNOUNCES THE COMPLETION OF $335 MILLION CONVERTIBLE NOTES OFFERING INCLUSIVE OF $35 MILLION OVER-ALLOTMENT OPTION

AS A RESULT OF PAYING DOWN INTEREST-BEARING DEBT, THE COMPANY INCREASES FISCAL 2018 EARNINGS OUTLOOK

Corte Madera, CA – June 28, 2018 – RH (NYSE: RH) today announced the closing of the sale of an additional $35 million of 0% coupon convertible notes due 2023 pursuant to the partial exercise of the over-allotment option granted in the original $300 million notes offering. The terms of the newly issued notes are identical to those previously issued and have an initial conversion price of approximately $193.65 per share representing a 25% conversion premium to the stock price of $154.92 as of the time of the pricing of the notes offering. The notes will not bear interest and will mature on June 15, 2023, unless earlier purchased by the Company or converted. The notes will be convertible into cash, shares of RH’s common stock, or a combination thereof, at RH’s election.

In conjunction with the partial exercise of the over-allotment option, the Company has entered into additional convertible note hedge and warrant transactions on terms that have the effect of limiting earnings dilution as a result of the additional notes issuance up to a 100% premium to the $154.92 stock price. Under the terms of these transactions, the Company’s shareholders are not expected to experience earnings dilution until the Company’s stock price is above approximately $309.84.

As previously announced, proceeds from the $335 million convertible notes offering will be used to pay the net cost of the convertible note hedge transactions and to pay down the outstanding borrowings under the Company’s credit facility and other interest-bearing debt on the balance sheet.

Paying down the credit facility and other interest-bearing debt is expected to reduce the Company’s interest expense by approximately $1.1 million in the second quarter of fiscal 2018, representing a $0.03 increase to the midpoint of the Company’s second quarter fiscal 2018 adjusted diluted earnings per share guidance. Due to the significant increase in the Company’s stock price during the quarter, the Company is now estimating fully diluted shares outstanding of approximately 27.1 million for the second quarter of fiscal 2018 compared to its prior outlook of 26.5 million shares. This increase in diluted shares outstanding is expected to have a $0.03 negative impact on the midpoint of the Company’s second quarter fiscal 2018 adjusted diluted earnings per share guidance – effectively offsetting the interest expense savings during the quarter.

For fiscal 2018, the Company expects a $6.8 million reduction in interest expense, representing a $0.19 increase to the midpoint of the Company’s fiscal 2018 adjusted diluted earnings per share guidance. The Company is now estimating fiscal 2018 fully diluted shares outstanding of approximately 26.9 million compared to its prior outlook of 26.5 million shares. This increase in diluted shares outstanding is expected to have a $0.10 negative impact on the midpoint of the Company’s fiscal 2018 adjusted diluted earnings per share guidance. Inclusive of the interest expense savings and higher shares outstanding outlook, the Company expects a net $0.09 increase to the midpoint of its fiscal 2018 adjusted diluted earnings per share outlook.

Please see the table titled “Anticipated Impact of Stock Price on Adjusted Diluted Shares Outstanding” in the Company’s first quarter fiscal 2018 earnings release on June 11, 2018 for further background on the impact of stock price on diluted shares outstanding.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The notes and the shares of common stock issuable upon conversion of the notes, if any, will not be registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

About RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, Source Books, and online at RH.com, RHModern.com, and Waterworks.com.

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements relate to, among other matters: the expected use of proceeds from our sale of convertible notes; expectations regarding the reduction in interest expense and changes in adjusted diluted earnings per share in the second quarter of 2018 and fiscal 2018 as a result of paying down the credit facility and other interest-bearing debt; our future financial and business outlook and guidance for the second quarter of fiscal 2018 and for the fiscal year 2018 including our guidance and outlook with respect to adjusted diluted earnings per share; the Company’s estimates of fully diluted shares outstanding for the second quarter of fiscal 2018 and fiscal 2018, and the anticipated impact of an increase in fully diluted shares outstanding for the second quarter of fiscal 2018 and fiscal 2018 on the related adjusted diluted earnings per share guidance; statements and references to the anticipated impact of our stock price on adjusted diluted shares outstanding; any implications regarding the possible future price of the Company’s common stock; the anticipated impact of the convertible notes and the convertible note hedge and warrant transactions on the Company’s earnings per share and shares outstanding including the expectation the convertible note hedge and warrant transactions will have the effect of limiting earnings dilution as a result of the additional notes issuance up to a 100% premium to the $154.92 stock price at the time of the original pricing of the convertible notes offering and the expectation that the Company’s shareholders are not expected to experience earnings dilution until the Company’s stock price is above approximately $309.84; and any statements or assumptions underlying any of the foregoing. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. Given these circumstances, you should not place undue reliance on these forward-looking statements. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations or the assumptions set forth in this release include, among others, our ability to retain key personnel; successful implementation of our growth strategy; our plan to make ongoing investments in RH Hospitality and to open new Galleries in Nashville and New York in 2018; our ability to leverage Waterworks; uncertainties in the current performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; our decisions concerning the allocation of capital; decisions concerning the allocation of capital including the extent to which we repurchase additional shares of our common stock which will affect shares outstanding and EPS; factors affecting our outstanding convertible senior notes or other forms of our indebtedness; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; our ability to support our growth with appropriate information technology systems; risks related to “conflict minerals” compliance and its impact on sourcing, if any, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. The forward-looking statements in this press release speak only as of the date of this press release and are subject to uncertainty and changes. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact

Cammeron McLaughlin, 415-945-4998

SVP, Investor Relations & Strategy

cmclaughlin@rh.com